SHARE EXCHANGE AGREEMENT

      SHARE EXCHANGE AGREEMENT, dated as of December 9, 2005 (the "Agreement"), by and among SYNERTECK INCORPORATED, a Delaware corporation ("Purchaser"), IFSA STRONGMAN LTD., a company organized under the laws of England and Wales, (the "Company"), and each of the shareholders of the Company set forth on the signature page hereof (collectively, the "Sellers").

                                   WITNESSETH

      WHEREAS, the Sellers desire to sell to Purchaser and the Purchaser desires to purchase from the Sellers, the Shares (as defined herein) in exchange for 20,000,000 shares of common stock of the Purchaser and upon the terms and conditions hereinafter set forth; and

      WHEREAS, certain terms used in this Agreement are defined in Article 1;
and

      WHEREAS, it is intended that the Acquisition shall qualify for United States federal income tax purposes as a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended.

      NOW THEREFORE in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.
                         DEFINITIONS AND INTERPRETATION

1.1 Definitions. As used in this Agreement, the following terms when capitalized in this Agreement shall have the following meanings:

      (a) "Affiliates" shall mean, with respect to any Person, any and all other Persons that control, are controlled by, or are under common control with, such Person. For purposes of the foregoing, "control" of a Person shall mean direct or indirect ownership of 50% or more of the securities or other interests of such Person having by their terms ordinary voting power to elect or appoint a majority of the board of directors or others performing similar functions with respect to such Person.

      (b) "Acquisition" means the Acquisition, at the Closing, of the Company by Purchaser pursuant to this Agreement;

      (c) "Acquisition Shares" means the 20,000,000 Purchaser common shares to be issued to the Sellers at Closing pursuant to the terms of the Acquisition;

      (d) "Business Day" shall mean any day other than Saturday, Sunday and any day on which banking institutions in the United States are authorized by law or other governmental action to close;

      (e) "Closing Date" means the day on which all conditions precedent to the completion of the transactions contemplated hereby have been satisfied or waived;

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      (f)   "Claim Notice" means written notification pursuant to Section 10.3 of a Third Party Claim as to which indemnity under Section 10.1 is sought by an Indemnified Party.

      (g) "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      (h) "Contract" shall mean an agreement, written or oral, between the Company and any other Person which obligates either the Company or such other Person to do or not to do a particular thing.

      (i) "Election Notice" means a written notice provided by the Sellers or Purchaser, as the case may be, in respect of a Tax Claim to the effect that it elects to contest, and to control the defense or prosecution of, such Tax Claim as provided in this Agreement.

      (j) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      (k) "ERISA Affiliate" shall mean any entity that would be deemed to be a "single employer" with the Company under Section 414(b), (c), (m) or
            (o) of the Code or Section 4001 of ERISA.

      (l) "Environmental Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under
            (a) any Environmental Law and consisting of or relating to (i) any environmental matters or conditions (including on-site or off-site contamination and environmental regulation of chemical substances or products); (ii) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, out-of-pocket damages and necessary and required response, investigative, remedial, or inspection costs and expenses arising under Environmental Law; (iii) financial responsibility under Environmental Law for clean-up costs or corrective action, including any necessary and required investigation, clean-up, removal, containment, or other remediation or response actions required by Environmental Law and for any natural resource damages; or (iv) any other compliance, corrective, investigative, or remedial measures required under Environmental Law; or (b) any common law causes of action, including, but not limited to, negligence, trespass or nuisance, based on violation by the Company of Environmental Laws, releases by the Company of Hazardous Materials or actions or omissions by the Company that expose others to Hazardous Materials. The terms "removal," "remedial," "response action", and "release" shall have the meanings provided for such terms under, and shall include the types of activities covered by, the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

      (m) "Environmental Laws" shall mean all federal, state and local Laws relating to public health, or to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) including, without limitation, the Clean Air Act, as amended, CERCLA, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"),

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            the Toxic Substances Control Act, the Federal Water Pollution
            Control Act, as amended, the Safe Drinking Water Act, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, any state Laws implementing the foregoing federal Laws, and all other Laws relating to or regulating (i) emissions, discharges, releases, or cleanup of pollutants, contaminants, chemicals, polychlorinated biphenyls (PCB's), oil and gas exploration and production wastes, brine, solid wastes, or toxic or Hazardous Materials or wastes (collectively, the "Polluting Substances"), (ii) the generation, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Polluting Substances, or (iii) environmental conservation or protection. References in this Agreement to Environmental Laws existing or in effect as of a particular date shall include written administrative interpretations and policies then existing or in effect.

      (n) "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consent or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

      (o) "Governmental or Regulatory Authority" shall mean any federal, state, regional, municipal or local court, legislative, executive, Native American or regulatory authority or agency, board, commission, department or subdivision thereof.

      (p) "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Company's facilities or any part thereof into the environment.

      (q) "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is, or that is likely to become, friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs), or (ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any applicable Environmental Law.

      (r) "Indemnified Party" means any Person entitled to indemnification under any provision of Article 9.

      (s) "Indemnifying Party" means any Person obligated to provide indemnification under any provision of Article 9.

      (t) "Law" shall mean any federal, state, county, or local laws, statutes, regulations, rules, codes, ordinances, orders, decrees, judgments or injunctions enacted, adopted, issued or promulgated by any Governmental or Regulatory Authority, from time to time.

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      (u)   "Lien" shall mean any mortgage, deed of trust, pledge, lien, claim, security interest, covenant, restriction, easement, preemptive right, or any other encumbrance or charge of any kind.

      (v)   "Material Contract" shall have the meaning set forth in Section
            3.14.

      (w) "Material Adverse Effect" shall mean any material adverse effect on the business or financial condition of the Company;

      (x) "Order" shall mean any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

      (y) "Permitted Lien" shall mean: (a) liens created under any Lease, except any lien arising as a result of any failure to timely make any payment or failure to perform any other obligation or other default under such Lease; (b) liens for Taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings; (c) mechanics, materialmen's, landlords', carriers', warehousemen's, and other liens imposed by law incurred in the ordinary course of business; (d) zoning restrictions, land use regulations, declarations, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property and third party easements, rights of way, leases or similar matters that are recorded in the county records where the effected property is located and do not prohibit the use of the property as currently used; (e) the absence of executed rights of way or easements, or a defect in any executed right of way or easement, where such rights have been or can be otherwise obtained through a proceeding under prescription or other operation of law; (f) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (g) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature arising in the ordinary course of the Company's business and made, created or arising prior to the Closing Date; (h) leases or subleases granted by or to others; (i) precautionary Uniform Commercial Code financing statements regarding operating leases which leases are either disclosed pursuant to Article 3 hereof or no longer in effect; and (j) Liens disclosed in Schedule 4.11 which Purchaser and Sellers have agreed may remain in place after the Closing.

      (z) "Person" shall mean an individual, partnership, joint venture, trust, corporation, limited liability company or other legal entity or Governmental or Regulatory Authority.

      (aa) "Post-Closing Period" means any taxable period or portion thereof beginning after the Closing Date. If a taxable period begins on or before the Closing Date and ends after the Closing Date, then the portion of the taxable period that begins on the day following the Closing Date shall constitute a Post-Closing Period.

      (bb) "Pre-Closing Period" means any taxable period or portion thereof that is not a Post-Closing Period.

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      (cc)  "Purchaser Material Adverse Effect" shall mean any material adverse effect on the business or financial condition of the Purchaser;

      (dd) "Remedial Action" shall mean any removal, remediation, response, clean up or other corrective action to respond to, remove or otherwise address any Environmental Liability

      (ee) "Shares" means all of the issued and outstanding shares of common stock of the Company as defined in Section 3.3.

      (ff) "Subscription Agreements" means each of the agreements between the Company and the Sellers, pursuant to which the Company issued Shares to the Sellers.

      (gg) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, estimated, social security, unemployment, occupation, use, sales, service, service use, license, net worth, payroll, franchise, severance, transfer, recording or other taxes, assessments or charges imposed by any Governmental or Regulatory Authority, whether computed on a separate, consolidated, unitary, combined or other basis, and in each case such term shall include any interest, penalties, or additions to tax attributable thereto.

      (hh) "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax and including any return of an affiliated, combined or unitary group.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

      1.2 Captions and Section Numbers. The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

      1.3 Section References and Schedules. Any reference to a particular "Article", "Section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by number will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate
      Schedule is incorporated into and made part of this Agreement.

      1.4 Severability of Clauses. If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.


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                                   ARTICLE 2.
                                 THE ACQUISITION

      2.1 The Acquisition. Subject to the terms and conditions set forth in this Agreement and in reliance on the representations, warranties, covenants and conditions herein contained, the Sellers hereby agree to sell, assign and deliver to Purchaser the Shares in exchange for the Acquisition Shares on the Closing Date and to transfer to Purchaser on the Closing Date a 100% undivided interest in and to the Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens (other than those that may arise under federal or state securities laws restricting the right to sell or transfer the Shares) with all rights now or thereafter attached thereto.

      2.2 Purchase Price; Allocation. The purchase price for the purchase of the Shares shall be an aggregate of 20,000,000 Acquisition Shares allocated on the basis of 3.50782 Acquisition Share for each one Share held by Sellers.

      2.3 Adherence with Applicable Securities Laws. Each of the Sellers agrees that he is acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to him (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") directly or indirectly unless:

      (a)   the sale is to Purchaser;

      (b) the sale is made pursuant to the exemption from registration under the Securities Act, provided by Rule 144 thereunder; or

      (c) the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Purchaser an opinion of counsel to that effect or such other written opinion as may be reasonably required by Purchaser.

The Sellers acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

                  NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

                                   ARTICLE 3.
            REPESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS

      The Company and Sellers hereby jointly and severally represent and warrant to Purchaser, that:


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      3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of England and Wales, with full corporate power and corporate authority to (i) own, lease and operate its properties, (ii) carry on the business as currently conducted by it. There are no states or jurisdictions in which the character and location of any of the properties owned or leased by the Company, or the conduct of the Company's business makes it necessary for the Company to qualify to do business as a foreign corporation, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect on the business or operations of the Company.

      3.2 Authorization of Agreement. Each Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement, and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by such Seller in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "Seller Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by each Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of each Seller, enforceable against each Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      3.3 Capitalization. The authorized capital stock of the Company consists of 4,500,000 shares of common stock, EUR$0.01 par value, 2,445,457 shares of which are issued and outstanding and 5,500,000 shares of preferred stock, EUR$0.01 par value, 3,513,525 shares of which are issued and outstanding (collectively, the "Shares"). All of the Shares are duly authorized, validly issued, fully paid and nonassessable. Schedule 3.3 sets forth a true and complete list of the holders of all outstanding shares of the Company, and the holders of all outstanding options and warrants issued by the Company, which shares, options and warrants are held by them in the amounts set forth on Schedule 3.3. Except as contemplated by this Agreement and except as set forth on Schedule 3.3, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of or other equity interests in the Company. There is no personal liability, and there are no preemptive rights with regard to the capital stock of the Company, and no right-of-first refusal or similar catch-up rights with regard to such capital stock. Except as set forth on
      Schedule 3.3 and except for the transactions contemplated by this Agreement, there are no outstanding contractual obligations or other commitments or arrangements of the Company to (A) repurchase, redeem or otherwise acquire any shares of the Shares (or any interest therein) or
      (B) to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity, or (C) issue or distribute to any person any capital stock of the Company, or (D) issue or distribute to holders of any of the capital stock of the Company any evidences of indebtedness or assets of the Company. All of the outstanding securities of the Company have been issued and sold by the Company in full compliance with applicable federal and state securities laws.

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

      3.4 Subsidiaries. The Company has no subsidiaries.

      3.5 Corporate Records.

      (a) The Sellers have delivered to the Purchaser true, correct and complete copies of the certificate of incorporation (certified by appropriate official of the applicable jurisdiction of organization) and by-laws (certified by the secretary, assistant secretary or other appropriate officer) or comparable organizational documents of the Company.

      (b) The minute books of the Company previously made available to the Purchaser contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of the Company. The stock certificate books and stock transfer ledgers of the Company previously made available to the Purchaser are true, correct and complete. All stock transfer taxes levied or payable with respect to all transfers of shares of the Company prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

      3.6 Conflicts; Consents of Third Parties.

      (a) None of the execution and delivery by any Seller of this Agreement and the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by any Seller with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the articles of incorporation or by-laws or comparable organizational documents of the Company; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which any of them or any of their respective properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Company is bound; or
            (iv) result in the creation of any Lien upon the properties or assets of the Company or any Subsidiary except, in case of clauses
            (ii), (iii) and (iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

      (b) No consent, waiver, approval, Order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental or Regulatory Authority is required on the part of any Seller, the Company in connection with the execution and delivery of this Agreement or the Seller Documents, or the compliance by each Seller or the Company as the case may be, with any of the provisions hereof or thereof.

      3.7 Ownership and Transfer of Shares. Each Seller is the record and beneficial owner of the Shares owned by such Seller, free and clear of any and all Liens. Each Seller has the power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to the Purchaser good and marketable title to such Shares, free and clear of any and all Liens.

      3.8 Financial Statements. The Company has no financial statements.

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

      3.9 No Undisclosed Liabilities. Except as set forth on Schedule 3.9, the Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due).

      3.10 Taxes. The Company has not filed Tax Returns.

      3.11 Real Property.

      (a)   The Company does not own any real property.

      (b) Schedule 3.11(b) sets forth all real property and interests in real property leased by the Company (individually, a "Real Property Lease" and the real properties specified in such leases) as lessee or lessor. The Company has a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and Company has not received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company under any of the Real Property Leases.

      3.12 Tangible Personal Property.

      (a) Schedule 3.12(a) sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $25,000 relating to personal property used in the business of the Company or to which the Company is a party or by which the properties or assets of the Company is bound. The Sellers have delivered or otherwise made available to the Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

      (b) The Company has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Personal Property Lease by the Company or, to the best knowledge of the Sellers, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

      (c) All of the items of tangible personal property used by the Company under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

      3.13 Intangible Property.

            Schedule 3.13 contains a complete and correct list of each patent, trademark, trade name, service mark and copyright owned or used by Company as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on Schedule 3.13, each of the foregoing is owned by the party shown on such Schedule as

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owning the same, free and clear of all mortgages, claims, liens, security interests, charges and encumbrances and is in good standing and not the subject of any challenge. There have been no claims made and neither the Sellers nor the Company has received any notice or otherwise knows or has reason to believe that any of the foregoing is invalid or conflicts with the asserted rights of others. The Company possess all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, formulate and other proprietary and trade rights necessary for the conduct of its business as now conducted, not subject to any restrictions and without any known conflict with the rights of others and the Company has not forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, know-how, formulate or other proprietary right necessary for the conduct of its business as conducted on the date hereof. The Company is not under any obligation to pay any royalties or similar payments in connection with any license to any Seller or any affiliate thereof.

      3.14 Material Contracts.

            Schedule 3.14 sets forth all of the following Contracts to which the Company or any of its Subsidiaries is a party or by which it is bound (collectively, the "Material Contracts"): (i) Contracts with any the Seller or any current officer or director of the Company or any of its Subsidiaries; (ii) Contracts with any labor union or association representing any employee of the Company or any of its Subsidiaries; (iii) Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party; (iv) Contracts for the sale of any of the assets of the Company or any of its Subsidiaries other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets; (v) joint venture agreements; (vi) Material Contracts containing covenants of the Company or any of its Subsidiaries not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company or any of its Subsidiaries in any line of business or in any geographical area; (vii) Contracts relating to the acquisition by the Company or any of its Subsidiaries of any operating business or the capital stock of any other person; (viii) Contracts relating to the borrowing of money; or (ix) any other Contracts, other than Real Property Leases, which involve the expenditure of more than $100,000 in the aggregate or $25,000 annually or require performance by any party more than one year from the date hereof. There have been made available to the Purchaser, its affiliates and their representatives true and complete copies of all of the Material Contracts. Except as set forth on Schedule 3.14, all of the Material Contracts and other agreements are in full force and effect and are the legal, valid and binding obligation of the Company and/or its Subsidiaries, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 3.14, neither the Company nor any Subsidiary is in default in any material respect under any Material Contracts, nor, to the knowledge of any Seller, is any other party to any Material Contract in default thereunder in any material respect.

      3.15 Employee Benefits. The Company maintains no "employee benefit plans", as defined in Section 3(3) ERISA, or other pension plans or employee benefit arrangements, programs or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs)

      3.16 Labor.

      (a) The Company is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company.

      (b) No employees of the Company are represented by any labor organization. No labor organization or group of employees of the Company has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company pending or, to the best knowledge of the Company, threatened by any labor organization or group of employees of the Company.

      (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the best knowledge of any Company, threatened against or involving the Company. There are no unfair labor practice charges, grievances or complaints pending or, to the best knowledge of Company, threatened by or on behalf of any employee or group of employees of the Company.

      3.17 Litigation. There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of the Sellers or the Company, overtly threatened against the Company (or to the knowledge of the Sellers or the Company, pending or threatened, against any of the officers, directors or key employees of the Company with respect to their business activities on behalf of the Company), or to which the Sellers or the Company is otherwise a party, which, if adversely determined, would have a Material Adverse Effect, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of the Sellers nor the Company is there any reasonable basis for any such action, proceeding, or investigation. The Company is not subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Material Adverse Effect and the Company is not engaged in any legal action to recover monies due it or for damages sustained by it.

      3.18 Compliance with Laws; Permits. The Company is in compliance with all Laws applicable to the Company or to the conduct of the business or operations of the Company or the use of its properties (including any leased properties) and assets, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has all governmental permits and approvals from state, federal or local authorities which are required for the Company to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

      3.19 Environmental Matters. Except as set forth on Schedule 3.19 hereto:

      (a) the operations of the Company are in compliance with all applicable Environmental Laws and all Environmental Permits;

      (b) the Company has obtained all permits required under all applicable Environmental Laws necessary to operate its business;

      (c) the Company is not the subject of any outstanding written order or Contract with any Governmental or Regulatory Authority or Person respecting (i) Environmental Laws, (ii) Remedial Action, (iii) any release or threatened release of a Hazardous Material or (iv) any Hazardous Activity;

      (d) the Company has not received any written communication alleging that the Company may be in violation of any Environmental Law, or any Environmental Permit, or may have any liability under any Environmental Law;

      (e) the Company has no current contingent liability in connection with any Hazardous Activity or release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

      (f) to the Company's knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company pending or threatened which could lead to the imposition of any liability pursuant to Environmental Law;

      (g) there is not located at any of the properties of the Company any (i) underground storage tanks, (ii) asbestos-containing material or
            (iii) equipment containing polychlorinated biphenyls; and,

      (h) the Company has provided to the Purchaser all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties of the Company.

      3.20 Related Party Transactions. Except as set forth on Schedule 3.20, neither the Sellers nor any of their respective Affiliates has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company. Except as set forth in Schedule 3.20, neither the Sellers, the Company, any Affiliate of the Company or the Sellers nor any officer or employee of any of them (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company, (B) engaged in a business related to the business of the Company, or (C) a participant in any transaction to which the Company is a party or (ii) is a party to any Contract with the Company.

      3.21 Banks. Schedule 3.21 contains a complete and correct list of the names and locations of all banks in which Company has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 3.21, no person holds a power of attorney to act on behalf of the Company.

      3.22 No Misrepresentation. No representation or warranty of any Seller contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by any Seller to the Purchaser pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

      3.23 Financial Advisors. Except as set forth on Schedule 3.23, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Sellers or the Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

      3.24 Patriot Act. The Sellers certify that, to the best of the Sellers' knowledge, the Company has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Sellers hereby acknowledge that the Purchaser seeks to comply with all applicable Laws concerning money laundering and related activities. In furtherance of those efforts, the Sellers hereby represent, warrant and agree that: (i) none of the cash or property owned by the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company has, and this Agreement will not, cause the Company or the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

      3.25 Insurance. Schedule 3.25 sets forth a complete and accurate list of all policies of insurance of any kind or nature covering the Company or any of its employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect, and, to the Company's knowledge, the Company is not in default of any provision thereof, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

      3.26 Guarantees. Schedule 3.26 hereto is a complete and accurate list and summary description of all written guarantees currently in effect heretofore issued by the Company to any bank or other lender in connection with any credit facilities extended by such creditors to the Company in connection with any other contracts or agreements (collectively, the "Guarantees"), including the name of such creditor and the amount of the indebtedness, together with any interest and fees currently owing and expected to be outstanding as of the Closing.

                                   ARTICLE 4.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to the Sellers, that:

      4.1 Organization and Good Standing.

            The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to (i) own, lease and operate its properties, (ii) carry on the business as currently conducted by it. There are no states or jurisdictions in which the character and location of any of the properties owned or leased by the Purchaser, or the conduct of the Purchaser's business makes it necessary for the Purchaser to qualify to do business as a foreign corporation, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect on the business or operations of the Purchaser.

      4.2 Authorization of Agreement.

            The Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      4.3 Capitalization.

            The authorized capital stock of the Purchaser consists of:
      100,000,000 shares of common stock, $0.001 par value per share, 6,000,000 shares of which are issued and outstanding (the "Shares"), and 10,000,000 shares of preferred stock, $0.001 par value per share, 50,000 shares of which are issued and outstanding. All of the Shares are duly authorized, validly issued, fully paid and nonassessable. Schedule 4.3 sets forth a true and complete list of the holders of all outstanding shares of the Shares as of December 9, 2005, and the holders of all outstanding options and warrants issued by the Purchaser, which shares, options and warrants are held by them in the amounts set forth on Schedule 4.3. Except as contemplated by this Agreement and except as set forth on Schedule 4.3, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Purchaser or obligating the Purchaser to issue or sell any shares of capital stock of or other equity interests in the Purchaser. There is no personal liability, and there are no preemptive rights with regard to the capital stock of the Purchaser, and no right-of-first refusal or similar catch-up rights with regard to such capital stock. Except as set forth on Schedule 4.3 and except for the transactions contemplated by this Agreement, there are no outstanding contractual obligations or other commitments or arrangements of the Purchaser to (A) repurchase, redeem or otherwise acquire any shares of the Shares (or any interest therein) or (B) to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity, or (C) issue or distribute to any person any capital stock of the Purchaser, or (D) issue or distribute to holders of any of the capital stock of the Purchaser any evidences of indebtedness or assets of the Purchaser. All of the outstanding securities of the Purchaser have been issued and sold by the Purchaser in full compliance in all material respects with applicable federal and state securities laws.

      4.4 Subsidiaries. Purchaser has no subsidiaries, except for Synerteck Sub, Inc.

      4.5 Corporate Records.

      (a) The Purchaser has delivered to the Sellers true, correct and complete copies of the articles of incorporation (each certified by the Secretary of State or other appropriate official of the applicable jurisdiction of organization) and by-laws (each certified by the secretary, assistant secretary or other appropriate officer) or comparable organizational documents of the Purchaser.

      (b) The minute books of the Purchaser previously made available to the Sellers contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of the Purchaser to the best of the Purchaser's knowledge. The stock certificate books and stock transfer ledgers of the Purchaser previously made available to the Sellers are true, correct and complete. All stock transfer taxes levied or payable with respect to all transfers of shares of the Purchaser prior to the date hereof have been paid and appropriate transfer tax stamps affixed to the best of the Purchaser's knowledge.

      4.6 Conflicts; Consents of Third Parties.

      (a) None of the execution and delivery by Purchaser of this Agreement and the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Purchaser with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the articles of incorporation or by-laws or comparable organizational documents of the Purchaser; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Purchaser is a party or by which any of them or any of their respective properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Purchaser is bound; or
            (iv) result in the creation of any Lien upon the properties or assets of the Purchaser except, in case of clauses (ii), (iii) and
            (iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

      (b) No consent, waiver, approval, Order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental or Regulatory Authority is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents, or the compliance by Purchaser with any of the provisions hereof or thereof.

      4.7 Financial Statements.

      (a) The Purchaser has delivered to Sellers copies of (i) the audited balance sheets of the Purchaser as at December 31, 2004 and 2003 and the related audited statements of income and of cash flows of the Purchaser for the years then ended and (ii) the unaudited balance sheet of the Purchaser as at September 30, 2005 and the related statements of income and cash flows of the Purchaser for the nine month period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Financial

            Statements is complete and correct in all material respects, has been prepared in accordance with GAAP (subject to normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consistently applied by the Purchaser without modification of the accounting principles used in the preparation thereof and presents fairly the financial position, results of operations and cash flows of the Purchaser as at the dates and for the periods indicated.

      (b) For the purposes hereof, the audited balance sheet of the Purchaser as at December 31, 2004 is referred to as the "Balance Sheet" and December 31, 2004 is referred to as the "Balance Sheet Date".

      4.8 . No Undisclosed Liabilities. Purchaser has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

      4.9 Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth on Schedule 4.9, since the Balance Sheet
      Date:

      (i) there has not been any material adverse change nor has there occurred any event which is reasonably likely to result in a material adverse change;

      (ii) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Purchaser having a replacement cost of more than $25,000 for any single loss or $100,000 for all such losses;

      (iii) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Purchaser or any repurchase, redemption or other acquisition by the Purchaser of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Purchaser;

      (iv) the Purchaser has not awarded or paid any bonuses to employees of the Purchaser with respect to the fiscal year ended December 31, 2004, except to the extent accrued on the Balance Sheet or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Purchaser's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Purchaser);

      (v) there has not been any change by the Purchaser in accounting or Tax reporting principles, methods or policies;

      (vi) the Purchaser has not entered into any transaction or Contract or conducted its business other than in the ordinary course consistent with past practice;

      (vii) the Purchaser has not made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Seller or any Affiliate of any Seller;

      (viii) the Purchaser has not mortgaged, pledged or subjected to any Lien, any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Purchaser, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

      (ix) the Purchaser has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Purchaser;

      (x) the Purchaser has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Purchaser;

      (xi) the Purchaser has not made or committed to make any capital expenditures or capital additions or betterments in excess of $25,000 individually or $100,000 in the aggregate;

      (xii) the Purchaser has not instituted or settled any material legal proceeding; and

      (xiii) the Purchaser has not agreed to do anything set forth in this
            Section 4.9.

      4.10 Taxes.

      (a) Except as set forth on Schedule 4.10, (A) all Tax Returns required to be filed by or on behalf of the Purchaser have been filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes payable by or on behalf of the Purchaser or in respect of its income, assets or operations have been fully and timely paid, and (C) the Purchaser has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

      (b) The Purchaser has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

      (c) The Sellers have received complete copies of (A) all federal, state, local and foreign income or franchise Tax Returns of the Purchaser relating to the taxable periods since 2001 and (B) any audit report issued within the last three years relating to Taxes due from or with respect to the Purchaser its income, assets or operations.

      (d) Schedule 4.10 lists all material types of Taxes paid and material types of Tax Returns filed by or on behalf of the Purchaser. Except as set forth on Schedule 4.10 and to the best of the Purchaser's knowledge, no claim has been made by a taxing authority in a jurisdiction where the Purchaser does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

      (e) Except as set forth on Schedule 4.10, all deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Purchaser have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor have the Sellers or the Purchaser received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

      (f) Except as set forth on Schedule 4.10, neither the Purchaser nor any other Person (including any of the Sellers) on behalf of the Purchaser has (A) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Purchaser, (B) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Purchaser or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Purchaser, (C) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Purchaser, or (D) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

      (g) No property owned by the Purchaser is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

      (h) The Purchaser is not a foreign person within the meaning of Section 1445 of the Code.

      (i) The Purchaser is not a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

      (j) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company, its Affiliates or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code. (k) The Purchaser is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

      (l) There are no liens as a result of any unpaid Taxes upon any of the assets of the Purchaser.

      (m) Except as set forth on Schedule 4.10, the Purchaser has no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of the code.

      4.11 Real Property.

      (a) Schedule 4.11(a) sets forth a complete list of (i) all real property and interests in real property owned in fee by the Purchaser (individually, an "Owned Property" and collectively, the "Owned Properties"), and (ii) all real property and interests in real property leased by the Purchaser (individually, a "Real Property Lease" and the real properties specified in such leases, together with the Owned Properties, being referred to herein individually as a "Purchaser Property" and collectively as the "Purchaser Properties") as lessee or lessor. The Purchaser has good and marketable fee title to all Owned Property, free and clear of all Liens of any nature whatsoever except (A) Liens set forth on
            Schedule 4.11(a) and (B) Permitted Liens. The Purchaser Property constitutes all interests in real property currently used or currently held for use in connection with the business of the Purchaser and which are necessary for the continued operation of the business of the Purchaser as the business is currently conducted. The Purchaser has a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and the Purchaser has not received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Purchaser under any of the Real Property Leases. All of the Purchaser Property, buildings, fixtures and improvements thereon owned or leased by the Purchaser are in good operating condition and repair (subject to normal wear and tear). The Purchaser has delivered or otherwise made available to the Sellers, correct and complete copies of (i) all deeds, title reports and surveys for the Owned Properties and (ii) the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

      (b) The Purchaser has all material certificates of occupancy and permits of any Governmental or Regulatory Authority necessary or useful for the current use and operation of each Purchaser Property, and the Purchaser has fully complied with all material conditions of the permits applicable to them. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any permit.

      (c) There does not exist any actual or, to the best knowledge of the Purchaser, threatened or contemplated condemnation or eminent domain proceedings that affect any Purchaser Property or any part thereof, and Purchaser has not received any notice, oral or written, of the intention of any Governmental or Regulatory Authority or other Person to take or use all or any part thereof.

      (d) The Purchaser has not received any written notice from any insurance company that has issued a policy with respect to any Purchaser Property requiring performance of any structural or other repairs or alterations to such Purchaser Property.

      (e) The Purchaser does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other Contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

      4.12 Tangible Personal Property.

      (a) Schedule 4.12(a) sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $25,000 relating to personal property used in the business of the Purchaser or to which the Purchaser is a party or by which the properties or assets of the Purchaser is bound. The Purchaser has delivered or otherwise made available to the Sellers true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

      (b) The Purchaser has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Personal Property Lease by the Purchaser or, to the best knowledge of the Purchaser, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

      (c) The Purchaser has good and marketable title to all of the items of tangible personal property reflected in the Balance Sheet (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens other than the Permitted Liens. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Purchaser are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

      (d) All of the items of tangible personal property used by the Purchaser under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

      4.13 Intangible Property.

            Schedule 4.13 contains a complete and correct list of each patent, trademark, trade name, service mark and copyright owned or used by Purchaser as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on Schedule 4.13, each of the foregoing is owned by the party shown on such Schedule as owning the same, free and clear of all mortgages, claims, liens, security interests, charges and encumbrances and is in good standing and not the subject of any challenge. There have been no claims made and the Purchaser has not received any notice or otherwise knows or has reason to believe that any of the foregoing is invalid or conflicts with the asserted rights of others. The Purchaser possesses all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, formulate and other proprietary and trade rights necessary for the conduct of its business as now conducted, not subject to any restrictions and without any known conflict with the rights of others and the Purchaser has not forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, know-how, formulate or other proprietary right necessary for the conduct of its business as conducted on the date hereof. The Purchaser is not under any obligation to pay any royalties or similar payments in connection with any license to any Seller or any affiliate thereof.

      4.14 Material Contracts.

            Schedule 4.14 sets forth all of the following Contracts to which the Purchaser is a party or by which it is bound (collectively, the "Material Contracts"): (i) Contracts with any the Seller or any current officer or director of the Purchaser; (ii) Contracts with any labor union or association representing any employee of the Purchaser; (iii) Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party; (iv) Contracts for the sale of any of the assets of the Purchaser other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets;
(v) joint venture agreements; (vi) Material Contracts containing covenants of the Purchaser not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Purchaser in any line of business or in any geographical area; (vii) Contracts relating to the acquisition by the Purchaser of any operating business or the capital stock of any other person; (viii) Contracts relating to the borrowing of money; or (ix) any other Contracts, other than Real Property Leases, which involve the expenditure of more than $100,000 in the aggregate or $25,000 annually or require performance by any party more than one year from the date hereof. There have been made available to the Sellers and their representatives true and complete copies of all of the Material Contracts. Except as set forth on Schedule 4.14, all of the Material Contracts and other agreements are in full force and effect and are the legal, valid and binding obligation of the Purchaser, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 4.14, the Purchaser is not in default in any material respect under any Material Contracts, nor, to the knowledge of Purchaser, is any other party to any Material Contract in default thereunder in any material respect.

      4.15 Employee Benefits.

      (a) Schedule 4.15(a) sets forth a complete and correct list of (i) all "employee benefit plans", as defined in Section 3(3) ERISA, and any other pension plans or employee benefit arrangements, programs or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) maintained by the Purchaser or to which the Purchaser contributes or is obligated to contribute thereunder with respect to employees of the Purchaser ("Employee Benefit Plans") and (ii) all "employee pension plans", as defined in Section 3(2) of ERISA, maintained by the Purchaser or any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, with Purchaser as an ERISA Affiliate or to which the Purchaser or any ERISA Affiliate contributed or is obligated to contribute thereunder ("Pension Plans"). Schedule 4.15(a) clearly identifies, in separate categories, Employee Benefit Plans or Pension Plans that are (i) subject to Section 4063 and 4064 of ERISA ("Multiple Employer Plans"), (ii) multiemployer plans (as defined in
            Section 4001(a)(3) of ERISA) ("Multiemployer Plans") or (iii) "benefit plans", within the meaning of Section 5000(b)(1) of the Code providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at the former employee's or his beneficiary's sole expense).

      (b) Each of the Employee Benefit Plans and Pension Plans intended to qualify under Section 401 of the Code ("Qualified Plans") so qualify and the trusts maintained thereto are exempt from federal income taxation under Section 501 of the Code, and, except as disclosed on
            Schedule 4.15(b), nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

      (c) All contributions and premiums required by law or by the terms of any Employee Benefit Plan or Pension Plan which are defined benefit plans or money purchase plans or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to Section 412 of the Code.

      (d) The benefit liabilities, as defined in Section 4001(a)(16) of ERISA, of each of the Employee Benefit Plans and Pension Plans subject to Title IV of ERISA using the actuarial assumptions that would be used by the Pension Benefit Guaranty Corporation (the "PBGC") in the event it terminated each such plan do not exceed the fair market value of the assets of each such plan. The liabilities of each Employee Benefit Plan that has been terminated or otherwise wound up, have been fully discharged in full compliance with applicable Law.

      (e)   There has been no "reportable event" as that term is defined in
            Section 4043 of ERISA and the regulations thereunder with respect to any of the Employee Benefit Plans or Pension Plans subject to Title IV of ERISA which would require the giving of notice, or any event requiring notice to be provided under Section 4041(c)(3)(C) or 4063(a) of ERISA.

      (f) There has been no violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Employee Benefit Plans or Pension Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans or Pension Plans.

      (g) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Pension Plans (as applicable), have been delivered to the Sellers (A) any plans and related trust documents, and all amendments thereto, (B) the most recent Forms 5500 for the past three years and schedules thereto,
            (C) the most recent financial statements and actuarial valuations for the past three years, (D) the most recent Internal Revenue Service determination letter, (E) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (F) written descriptions of all non-written agreements relating to the Employee Benefit Plans and Pension Plans.

      (h) There are no pending legal proceedings which have been asserted or instituted against any of the Employee Benefit Plans or Pension Plans, the assets of any such plans or the Purchaser, or the plan administrator or any fiduciary of the Employee Benefit Plans or Pension Plans with respect to the operation of such plans (other than routine, uncontested benefit claims), and there are no facts or circumstances which could form the basis for any such legal proceeding.

      (i) Each of the Employee Benefit Plans and Pension Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Law. All amendments and actions required to bring each of the Employee Benefit Plans and Pension Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed on Schedule 4.15(i).

      (j) The Purchaser and any ERISA Affiliate which maintains a "benefits plan" within the meaning of Section 5000(b)(1) of ERISA, have complied with the notice and continuation requirements of Section 4980B of the Code or Part 6 of Title I of ERISA and the applicable regulations thereunder.

      (k) None of the Purchaser, any ERISA Affiliate or any organization to which any is a successor or parent corporation, has divested any business or entity maintaining or sponsoring a defined benefit pension plan having unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or transferred any such plan to any person other than the Purchaser or any ERISA Affiliate during the five-year period ending on the Closing Date.

      (l) The Purchaser is not a "party in interest" or "disqualified person" with respect to the Employee Benefit Plans or Pension Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

      (m) None of the Purchaser or any ERISA Affiliate has terminated any Employee Benefit Plan or Pension Plan subject to Title IV of ERISA, or incurred any outstanding liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA.

      (n) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee of Purchaser; (ii) increase any benefits otherwise payable under any Employee Benefit Plan or Pension Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

      (o) No stock or other security issued by Purchaser forms or has formed a material part of the assets of any Employee Benefit Plan or Pension Plan.

      4.16 Labor.

      (a) The Purchaser is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Purchaser.

      (b) No employees of the Purchaser are represented by any labor organization. No labor organization or group of employees of the Purchaser has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of the Purchaser, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Purchaser pending or, to the best knowledge of the Purchaser, threatened by any labor organization or group of employees of the Purchaser.

      (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the best knowledge of any Purchaser, threatened against or involving the Purchaser. There are no unfair labor practice charges, grievances or complaints pending or, to the best knowledge of Purchaser, threatened by or on behalf of any employee or group of employees of the Purchaser.

      4.17 Litigation.

            There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of the Purchaser, overtly threatened against the Purchaser (or to the knowledge of the Purchaser, pending or threatened, against any of the officers, directors or key employees of the Purchaser with respect to their business activities on behalf of the Purchaser), or to which the Purchaser is otherwise a party, which, if adversely determined, would have a Material Adverse Effect, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of the Purchaser is there any reasonable basis for any such action, proceeding, or investigation. The Purchaser is not subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Material Adverse Effect and the Purchaser is not engaged in any legal action to recover monies due it or for damages sustained by it.

      4.18 Compliance with Laws; Permits. The Purchaser is in compliance with all Laws applicable to the Purchaser or to the conduct of the business or operations of the Purchaser or the use of its properties (including any leased properties) and assets, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect. The Purchaser has all governmental permits and approvals from state, federal or local authorities which are required for the Purchaser to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

      4.19 Environmental Matters. Except as set forth on Schedule 4.19 hereto:

      (a) the operations of the Purchaser are in compliance with all applicable Environmental Laws and all Environmental Permits;

      (b) the Purchaser has obtained all permits required under all applicable Environmental Laws necessary to operate its business;

      (c) the Purchaser is not the subject of any outstanding written order or Contract with any Governmental or Regulatory Authority or Person respecting (i) Environmental Laws, (ii) Remedial Action, (iii) any release or threatened release of a Hazardous Material or (iv) any Hazardous Activity;

      (d) the Purchaser has not received any written communication alleging that the Purchaser may be in violation of any Environmental Law, or any Environmental Permit, or may have any liability under any Environmental Law;

      (e) the Purchaser has no current contingent liability in connection with any Hazardous Activity or release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

      (f) to the Purchaser's knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Purchaser pending or threatened which could lead to the imposition of any liability pursuant to Environmental Law;

      (g)   there is not located at any of the properties of the Purchaser any
            (i) underground storage tanks, (ii) asbestos-containing material or
            (iii) equipment containing polychlorinated biphenyls; and,

      (h) the Purchaser has provided to the Sellers all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties of the Purchaser.

      4.20 Insurance. Schedule 4.20 sets forth a complete and accurate list of all policies of insurance of any kind or nature covering the Purchaser or any of its employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect, and, to the Purchaser's knowledge, the Purchaser is not in default of any provision thereof, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

      4.21 Inventories; Receivables; Payables.

      (a) The inventories of the Purchaser are in good and marketable condition, and are saleable in the ordinary course of business. Adequate reserves have been reflected in the Balance Sheet for obsolete or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

      (b) All accounts receivable of the Purchaser have arisen from bona fide transactions in the ordinary course of business consistent with past practice. All accounts receivable of the Purchaser reflected on the Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. All accounts receivable arising after the Balance Sheet Date are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

      (c) All accounts payable of the Purchaser reflected in the Balance Sheet or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable.

      4.22 No Misrepresentation. No representation or warranty of Purchaser contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by the Purchaser to Sellers pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

      4.23 Financial Advisors. Except as set forth on Schedule 4.23, no Person has acted, directly or indirectly, as a broker or, finder for the Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

      4.24 Guarantees. Schedule 4.24 hereto is a complete and accurate list and summary description of all written guarantees currently in effect heretofore issued by the Purchaser to any bank or other lender in connection with any credit facilities extended by such creditors to the Purchaser in connection with any other contracts or agreements (collectively, the "Guarantees"), including the name of such creditor and the amount of the indebtedness, together with any interest and fees currently owing and expected to be outstanding as of the Closing.

      4.25 Patriot Act. The Purchaser certifies that it has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Purchaser hereby acknowledges that the Sellers seek to comply with all applicable Laws concerning money laundering and related activities. In furtherance of those efforts, the Purchaser hereby represents, warrants and agrees that: (i) none of the cash or property owned by the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Purchaser has, and this Agreement will not, cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

      4.26 Trading Status. Purchaser's common stock is traded on the OTC Bulletin Board, under the trading symbol "SYNR." Purchaser has at least two market makers. As of the Closing, Purchaser's Common Stock will continue to be listed for trading on the OTCBB with at least two market makers.

      4.27 Reporting Status. Purchaser is a reporting issuer under Section 15(d) of the Securities Exchange Act of 1934 (the "'34 Act"). Purchaser is now, and as of the Closing will be, current in its filings and will have filed all of the filings required to have been made in the previous twelve months.

      4.28 Investment Intention. Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") thereof. Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

      4.29 Acquisition Shares. The Acquisition Shares issuable pursuant to the purchase price, when issued, will be duly authorized and validly issued, fully paid and non-assessable, will be delivered hereunder free and clear of any Liens, except that such Acquisition Shares will be "restricted securities", as such term is defined in the rules and regulations of the SEC promulgated under the Securities Act, and will be subject to restrictions on transfers pursuant to such rules and regulations.


                                   ARTICLE 5.
                                    COVENANTS

      5.1 Access to Information.

            The Sellers agree that, prior to the Closing Date, the Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and its Subsidiaries and such examination of the books, records and financial condition of the Company and its Subsidiaries as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Sellers shall cooperate, and shall cause the Company and its Subsidiaries to cooperate, fully therein. No investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers contained in this Agreement or the Seller Documents. In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Company and its Subsidiaries, the Sellers shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company and its Subsidiaries to cooperate fully with such representatives in connection with such review and examination.

      5.2 Conduct of the Business Pending the Closing.

      (a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, the Sellers shall, and shall cause the Company to:

            (i) conduct the businesses of the Company only in the ordinary course consistent with past practice;

            (ii) use its best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill of the Company and (B) preserve its present relationship with Persons having business dealings with the Company;

            (iii) maintain (A) all of the assets and properties of the Company in their current condition, ordinary wear and tear excepted and (B) insurance upon all of the properties and assets of the Company in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

            (iv) (A) maintain the books, accounts and records of the Company in the ordinary course of business consistent with past practices, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations applicable to the operation of the Company; and

            (v) comply in all material respects with applicable laws, including, without limitation, Environmental Laws.

      (b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, the Sellers shall not, and shall cause the Company not to:

            (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company;

            (ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company;

            (iii) effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company;

            (iv) amend the certificate of incorporation or by-laws of the Company;

            (v) (A) materially increase the annual level of compensation of any employee of the Company, (B) increase the annual level of compensation payable or to become payable by the Company to any of its executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Company or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Company is a party or involving a director, officer or employee of the Company in his or her capacity as a director, officer or employee of the Company;

            (vi) subject to any Lien (except for leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of the properties or assets (whether tangible or intangible) of the Company;

            (vii) acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) of the Company except, with respect to the items listed on Schedule 5.2(b)(vii) hereto, as previously consented to by the Purchaser;

            (viii) cancel or compromise any debt or claim or waive or release any material right of the Company except in the ordinary course of business;

            (ix) enter into any commitment for capital expenditures of the Company in excess of $25,000 for any individual commitment and $100,000 for all commitments in the aggregate;

            (x) enter into, modify or terminate any labor or collective bargaining agreement of the Company or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to the Company;

            (xi) permit the Company to enter into any transaction or to make or enter into any Contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

            (xii) permit the Company to enter into or agree to enter into any merger or consolidation with, any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other Person;

            (xiii) except for transfers of cash pursuant to normal cash management practices, permit the Company to make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with, any Seller or any Affiliate of any Seller; or

            (xiv) agree to do anything prohibited by this Section 6.2 or anything which would make any of the representations and warranties of the Sellers in this Agreement or the Seller Documents untrue or incorrect in any material respect as of any time through and including the Effective Time.

      5.3 Consents. The Sellers shall use their best efforts, and the Purchaser shall cooperate with the Sellers, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Section 3.6(b) hereof; provided, however, that neither the Sellers nor the Purchaser shall be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

      5.4 Other Actions. Each of the Sellers and the Purchaser shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

      5.5 No Solicitation. The Sellers will not, and will not cause or permit the Company or any of the Company's directors, officers, employees, representatives or agents (collectively, the "Representatives") to, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any amount of the assets or capital stock or other equity interest in the Company or any of its Subsidiaries other than the transactions contemplated by this Agreement (an "Acquisition Transaction"), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company or any of its Subsidiaries in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Sellers will inform the Purchaser in writing immediately following the receipt by any Seller, the Company or any Representative of any proposal or inquiry in respect of any Acquisition Transaction.

      5.6 Publicity. None of the Sellers nor the Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Purchaser, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which the Purchaser lists securities, provided that, to the extent required by applicable law, the party intending to make such release shall use its best efforts consistent with such applicable law to consult with the other party with respect to the text thereof.

      5.7 Use of Name. The Sellers hereby agree that upon the consummation of the transactions contemplated hereby, the Purchaser and the Company shall have the sole right to the use of the name "IFSA Strongman" and the Sellers shall not, and shall not cause or permit any Affiliate to, use such name or any variation or simulation thereof. If, after the Closing Date, the Company changes its name and the Company and its Affiliates cease to use such name or any variation thereof in any of their businesses for a period of twelve consecutive months, then the foregoing restriction with respect to the use of the Company's name shall cease and the Sellers may use such name in the conduct of any business.


                                   ARTICLE 6.
                              CONDITIONS TO CLOSING

      6.1 Conditions Precedent to Obligations of Purchaser.

            The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law):

      (a) all representations and warranties of the Company and the Sellers contained herein shall be true and correct as of the date hereof and as of the Closing Date;

      (b) all representations and warranties of the Company and the Sellers contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Sellers contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

      (c) the Company and the Sellers shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

      (d) the Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) executed by an officer of the Company certifying as to the fulfillment of the conditions specified in Sections 6.1(a), 6.1(b) and 6.1(c) hereof;

      (e) Certificates representing 100% of the Shares shall have been, or shall at the Closing be, validly delivered and transferred to the Purchaser, free and clear of any and all Liens;

      (f)   the consent of the preferred stockholders to the Closing;

      (g) the registration rights agreement in the form attached hereto as Exhibit A shall be executed by the Purchaser and the other parties thereto;

      (h) there shall not have been or occurred any material adverse change in the business or operations of the Company;

      (i) the Sellers shall have obtained all consents and waivers referred to in Section 3.6(b) hereof, in a form reasonably satisfactory to the Purchaser, with respect to the transactions contemplated by this Agreement and the Seller Documents;

      (j) no legal proceedings shall have been instituted or threatened or claim or demand made against the Sellers, the Company or any of its Subsidiaries, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental or Regulatory Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; and

      (k) all Affiliate Loans shall have been repaid to the Company prior to the Closing Date.

      6.2 Conditions Precedent to Obligations of the Sellers.

            The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Sellers in whole or in part to the extent permitted by applicable law):

      (a) all representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof and as of the Closing Date;

      (b) all representations and warranties of the Purchaser contained herein qualified as to materiality shall be true and correct, and all representations and warranties of the Purchaser contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

      (c) the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

      (d) the Sellers shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Sellers) executed by the Chief Executive Officer and Chief Financial Officer of the Purchaser certifying as to the fulfillment of the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(c) hereof;

      (e) certificates representing the Acquisition Shares shall have been, or shall at the Closing be, validly delivered and transferred to the Seller, free and clear of any and all Liens;

      (f) the Purchaser shall have raised at least $100,000 in a private placement of its securities at a subscription price of $0.40 per share of common stock of the Purchaser;

      (g) there shall not be in effect any Order by a Governmental or Regulatory Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

      (h) the Sellers shall have obtained all consents and waivers referred to in Section 4.6(b) hereof, in a form reasonably satisfactory to the Purchaser, with respect to the transactions contemplated by this Agreement and the Seller Documents;

      (i) all officers of the Purchaser shall have resigned and shall have appointed the designees of the Sellers; and

      (j) all members of the Board of Directors of the Purchaser shall have delivered undated letters of resignation and shall have appointed the designees of the Sellers as members of the Board of Directors by undated resolution.

                                   ARTICLE 7.
                                   TERMINATION

      7.1 Material Change in the Business of Company. If any material loss or damage to the Company's business occurs prior to Closing and such loss or damage, in Purchaser' reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Purchaser shall, within two (2) days following any such loss or damage, by notice in writing to Company, at its option, either:

      (a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

      (b) elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Purchaser' obligations to carry out the transactions contemplated hereby, be vested in Company or otherwise adequately secured to the satisfaction of Purchaser on or before the Closing Date.

      7.2 Material Change in the Purchaser Business. If any material loss or damage to the Purchaser's business occurs prior to Closing and such loss or damage, in Company's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Company shall, within two (2) days following any such loss or damage, by notice in writing to Purchaser, at its option, either:

      (a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

      (b) elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Company's obligations to carry out the transactions contemplated hereby, be vested in Purchaser or otherwise adequately secured to the satisfaction of Company on or before the Closing Date.


                                   ARTICLE 8.

                            DOCUMENTS TO BE DELIVERED

      8.1 Documents to be Delivered by the Sellers.


            At the Closing, the Sellers shall deliver, or cause to be delivered, to the Purchaser the following:

      (a) stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

      (b)   the certificates referred to in Section 6.1(d) hereof;

      (c) copies of all consents and waivers referred to in Section 6.1(i) hereof;

      (d)   the consent of the preferred stockholders to the Closing;

      (e) the registration rights agreement executed by the Purchaser and the other parties thereto;

      (f) certificates of good standing with respect to the Company issued by the appropriate government body of the United Kingdom and for each state in which the Company is qualified to do business as a foreign corporation;

      (g)   such other documents as the Purchaser shall reasonably request.

      8.2 Documents to be Delivered by the Purchaser.

            At the Closing, the Purchaser shall deliver to the Sellers the following:

      (a)   the Acquisition Shares;

      (b)   the certificates referred to in Section 6.2(d) hereof;

      (c) copies of all consents and waivers referred to in Section 6.1(i) hereof;

      (d) certificates of good standing with respect to the Company issued by the Secretary of State of the Delaware and for each state in which the Company is qualified to do business as a foreign corporation;

      (e)   resignations of the officers of Purchaser; and

      (f) undated resignations of the members of the Board of Directors of Purchaser; and

      (d)   such other documents as the Sellers shall reasonably request.

                                   ARTICLE 9.
                                 INDEMNIFICATION

      9.1 Indemnification.

      (a) Subject to Section 9.2 hereof, the Sellers hereby agree to jointly and severally indemnify and hold the Purchaser, the Company, and their respective directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against:

            (i) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the failure of any representation or warranty of the Sellers set forth in Article 3 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Sellers pursuant to this Agreement, to be true and correct in all respects as of the date made;

            (ii) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Sellers under this Agreement;

            (iii) any and all Expenses incident to the foregoing.

      (b) Subject to Section 9.2, Purchaser hereby agrees to indemnify and hold the Sellers and their respective Affiliates, agents, successors and assigns (collectively, the "Seller Indemnified Parties") harmless from and against:

            (i) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the failure of any representation or warranty of the Purchaser set forth in Section 4 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Purchaser pursuant to this Agreement, to be true and correct as of the date made;

            (ii) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Purchaser under this Agreement; and

            (iii) any and all Expenses incident to the foregoing.

      9.2 Limitations on Indemnification for Breaches of Representations and Warranties.

            An Indemnifying Party shall not have any liability under Section 9.1(a)(ii) or Section 9.1(b) hereof unless the aggregate amount of Losses and Expenses to the indemnified parties finally determined to arise thereunder based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct, other than the representations and warranties set forth in Sections 3.7, 3.10 and 3.15 hereof, exceeds $5,000 (the "Basket") and, in such event, the Indemnifying Party shall be required to pay the entire amount of such Losses and Expenses.

            9.3 Indemnification Procedures.

      (a) In the event that any legal proceedings shall be instituted or that any claim or demand ("Claim") shall be asserted by any Person in respect of which payment may be sought under Section 9.1 hereof (regardless of the Basket referred to above), the Indemnified Party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the Indemnifying Party. The Indemnifying Party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the Indemnified Party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the Indemnifying Party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the Indemnified Party of its intent to do so. If the Indemnifying Party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify the Indemnified Party for such Losses under this Agreement, the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Claim. If the Indemnified Party defends any Claim, then the Indemnifying Party shall reimburse the Indemnified Party for the Expenses of defending such Claim upon submission of periodic bills. If the Indemnifying Party shall assume the defense of any

            Claim, the Indemnified Party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if, (i) so requested by the Indemnifying Party to participate or (ii) in the reasonable opinion of counsel to the Indemnified Party, a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable; and provided, further, that the Indemnifying Party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

      (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party pursuant to this Agreement with respect to such matter and the Indemnifying Party shall be required to pay all of the sums so due and owing to the Indemnified Party by wire transfer of immediately available funds within 10 business days after the date of such notice.

      (c) The failure of the Indemnified Party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the Indemnifying Party's obligations with respect thereto except to the extent that the Indemnifying Party can demonstrate actual loss and prejudice as a result of such failure.

                                  ARTICLE 10.
                              POST-CLOSING MATTERS

      10.1 Forthwith after the Closing, Purchaser, Company and the Sellers agree to use all their best efforts to:

      (a)   issue a news release reporting the Closing;

      (b) take all necessary corporate action to change the name of the Purchaser to IFSA Strongman, Inc., or its closest available substitute;

      (c) file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement with audited financial statements of Company as well as any required pro forma financial information or other information of Company and Purchaser as required by the rules and regulations of the Securities and Exchange Commission;

      (d) file with the Securities and Exchange Commission a report on Form 14f1 disclosing the change in control of the Purchaser and, 10 days after such filing, date the resolutions appointing to the Board of Directors of the Purchaser the designees of the Sellers, and forthwith date and accept the resignations of the members of the Board of Directors of the Purchaser; and

(e) take all necessary corporate action to sell the capital stock of Synerteck Sub, Inc., the wholly-owned subsidiary of the Purchaser, to certain shareholders of the Purchaser in exchange for 50,000 shares of common stock of the Purchaser.


                                  ARTICLE 11.
                               GENERAL PROVISIONS

      11.1 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

      If to Purchaser to:

      Synerteck Incorporated
      11585 South State, Suite 102
      Draper, Utah 84020

      with a copies to:

      John D. Thomas, Esq.
      Kenneth I. Denos PC

      ---------

      ---------

      If to Company or Sellers to:

      IFSA Strongman Ltd.
      28-32 Wellington Road
      London NW8 9SP
      United Kingdom

      with a copy to:

      Gregory Sichenzia, Esq.
      Sichenzia Ross Friedman Ference LLP
      1065 Avenue of the Americas
      New York, New York 10018
      Phone: (212) 930-9700
      Facsimile: (212) 930-9725

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt, and (iii) if delivered by courier to the address as provided for in this Section, be deemed given on the earlier of the second Business Day following the date sent by such courier or upon receipt. Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

      11.2 Payment of Sales, Use or Similar Taxes. All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Sellers.

      11.3 Expenses. Except as otherwise provided in this Agreement, the Sellers and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in no event shall the Company bear any of such costs and expenses.

      11.4 Specific Performance. The Sellers acknowledge and agree that the breach of this Agreement would cause irreparable damage to the Purchaser and that the Purchaser will not have an adequate remedy at law. Therefore, the obligations of the Sellers under this Agreement, including, without limitation, the Sellers' obligation to sell the Shares to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

      11.5 Further Assurances. The Sellers and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

      11.6 Submission to Jurisdiction; Consent to Service of Process.

      (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of
            Section 11.1.

      11.7 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

      11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      11.9 Headings. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

      11.10 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

      11.11 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Sellers or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Purchaser may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, the Purchaser's rights to purchase the Shares and the Purchaser's rights to seek indemnification hereunder) to any Affiliate of the Purchaser. Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

      11.12 Counterparts. This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

                                           SYNERTECK INCORPORATED



                                           By: /s/ Clayton Barlow
                                              ---------------------------------
                                              Name: Clayton Barlow
                                              Title: President


                                           IFSA STRONGMAN, LTD.


                                           By: /s/ Jussi Laurimaa
                                              ---------------------------------
                                              Name: Jussi Laurimaa
                                              Title: Chief Executive Officer


SHAREHOLDERS


InvestGroup Sports Management Investors

By: /s/ Jussi Laurimaa
------------------------------------
Name: Jussi Laurimaa
------------------------------------
Title: Director
------------------------------------

Asset Investment Partners Ltd.

By: /s/ Raed Bairakgdar
------------------------------------
Name: Raed Bairakgdar
------------------------------------
Title:
------------------------------------

Aswei Advisors Ltd.

By: /s/ Loey Tarabzonoy
------------------------------------
Name: Loey Tarabzonoy
------------------------------------
Title:
------------------------------------

/s/ Douglas Edmunds
------------------------------------
Douglas Edmunds

Eolos Capital SA

By: /s/ Maria Stella Fioribello
------------------------------------
Name: Maria Stella Fioribello
------------------------------------
Title: Director
------------------------------------

LIB Holdings, Inc.

By: /s/ Laurel Moody
------------------------------------
Name: Laurel Moody
------------------------------------
Title: President
------------------------------------

/s/ Jamie Reeves
------------------------------------
Jamie Reeves

/s/ Ilkka Kinnunen
------------------------------------
Ilkka Kinnunen

/s/ Marcell Mostert
------------------------------------
Marcell Mostert

/s/ Jussi Laurimaa
------------------------------------
Jussi Laurimaa

/s/ Christian Fenell
------------------------------------
Christian Fenell

/s/ Jaime Alvarez
------------------------------------
Jaime Alvarez

/s/ Christine Petraglia
------------------------------------
Christine Petraglia

/s/ Dilek Mir
------------------------------------
Dilek Mir

/s/ Leslie Richardson
------------------------------------
Leslie Richardson

/s/ Carrie Howes
------------------------------------
Carrie Howes


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